UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2022

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 282-1225

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2022, Bloomin’ Brands, Inc. (the “Company”) and its wholly-owned subsidiary OSI Restaurant Partners, LLC, as co-borrowers (each, a “Borrower” and together, the “Borrowers”), the subsidiary guarantors party thereto, certain lenders and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into the First Amendment to Second Amended and Restated Credit Agreement and Incremental Amendment (the “First Amendment”). The First Amendment amends the Second Amended and Restated Credit Agreement, dated April 16, 2021 (as previously amended and as further amended by the First Amendment, the “Credit Agreement”), by and among the Borrowers, the lenders party thereto, the Administrative Agent, and the other parties thereto.

The First Amendment: (i) provides an increase in the Company’s revolving credit facility from $800.0 million to $1.0 billion; (ii) transitions from the London Inter-Bank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) as the benchmark rate for purposes of calculating interest under the Credit Agreement; (iii) provides for the repayment of each outstanding revolving credit loan and the reborrowing of such loans as either a Base Rate loan or an Adjusted Term SOFR loan; (iv) provides for the full repayment of the outstanding term loan A facility utilizing borrowings from the revolving credit facility and waives the notice and reimbursement requirements associated with the voluntary prepayment; and (v) includes clerical and conforming changes, including the removal of certain provisions related to mandatory prepayment of term loan facilities from annual excess cash flow. The total indebtedness of the Company remained unchanged as a result of the First Amendment.

Pursuant to the First Amendment, the Company may elect an interest rate at each reset period based on the Base Rate or Adjusted Term SOFR, plus an applicable spread. The Base Rate option is the highest of: (i) the prime rate of Wells Fargo Bank, National Association, (ii) the federal funds effective rate plus 0.5 of 1.0% or (iii) Adjusted Term SOFR with a one-month interest period plus 1.0% (the “Base Rate”). The Adjusted Term SOFR option is the 30, 90 or 180-day SOFR, plus a term SOFR adjustment of 0.10%, subject to a 0% floor (the “Adjusted Term SOFR”). As a result of the transition to SOFR, the interest rates under the Credit Agreement will be 150 to 250 and 50 to 150 basis points above the Adjusted Term SOFR and Base Rate, respectively.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment to Second Amended and Restated Credit Agreement and Incremental Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On April 29, 2022, the Company issued a press release reporting its financial results for the thirteen weeks ended March 27, 2022. A copy of the release is attached as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1

First Amendment to the Second Amended and Restated Credit Agreement and Incremental Amendment, dated April 26, 2022, by and among Bloomin’ Brands, Inc., OSI Restaurant Partners, LLC, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative Agent

99.1	Press Release of Bloomin’ Brands, Inc. dated April 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: April 29, 2022	By:	/s/ Christopher Meyer
Christopher Meyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)